Exhibit 23.2
CONSENT OF INDEPENDENT PETROLEUM ENGINEER
As independent petroleum engineers, we hereby consent to the use of our name included herein or incorporated by reference in this Post-Effective Amendment No. 2 to McMoRan Exploration Co. Registration Statement on Form S-3 (Registration No. 333-121779) and to the reference to our estimates of reserves and present value of future net reserves as of December 31, 2004 incorporated by reference therein.

/s/ RYDER SCOTT COMPANY, L.P.

RYDER SCOTT COMPANY, L.P.

Houston, Texas
October 4, 2005